SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

      DATE OF REPORT: (DATE OF EARLIEST EVENT REPORTED): November 14, 2005



                           SOCKEYE SEAFOOD GROUP INC.
                        --------------------------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


        Nevada                       0-51197            98-0400208
-------------------------------  ---------------   -------------------
(State or other jurisdiction of   (Commission       (I.R.S. Employer
 incorporation or organization)    File Number)    Identification No.)



                            Suite 400 - 601 W. Broadway
                          Vancouver, B.C., Canada V5Z 4C2
              ---------------------------------------------------
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)


                                (604) 675-6872
                     --------------------------------------
                            (ISSUER TELEPHONE NUMBER)



                                  (NONE)
           ------------------------------------------------------
                            FORMER NAME AND ADDRESS


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ITEM  4.01.   CHANGE IN REGISTRANT'S CERTIFYING ACCOUNTANT

On October 4, 2005, Registrant's certifying accounting firm, Franklin Griffith & Associates, merged with another accounting firm and advised Registrant of its intention to withdraw from the PCAOB and no longer perform public company audits.

Franklin Griffith & Associates' reports on Registrant's consolidated financial statements for the fiscal year ended December 31, 2004 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principle. During the fiscal years ended December 31, 2004 and for the subsequent interim periods, there were no disagreements with Franklin Griffith & Associates on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to Franklin Griffith & Associates' satisfaction, would have caused Franklin Griffith & Associates to make reference to the subject matter in connection with its report on Registrant's consolidated financial statements for such period. During the Registrant's most recent fiscal years and through June 30, 2005, none of the reportable events described in Item 304(a)(1)(iv) of Regulation S-B occurred.

Registrant has provided Franklin Griffith & Associates with a copy of the disclosures it is making in response to this item and has requested they provide a letter concurring with such statements to the Commission.

On November 11, 2005, Registrant engaged the services of Esther Yap & Co. Chartered Accountants, Suite B-13A-6 Megan Avenue II, 12 Jalan Yap Kwan Seng, Kuala Lumpur 50450 Malaysia, a firm registered with the PCAOB, as its new certifying accounting firm.

ITEM  7.   FINANCIAL  STATEMENTS  AND  EXHIBITS.

c)  Exhibits:

Exhibit No.    Description
----------     -----------
  16	       Letter of former accountants


                          Signatures
                          ----------
Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


SOCKEYE SEAFOOD GROUP INC., Registrant


/s/ Sheldon Goldberg                 Date: November 14, 2005
--------------------------------
By: Sheldon Goldberg, President,
    Chief Executive Officer and
    Direector

/s/ David F. Knapfel                 Date: November 14, 2005
---------------------------------
By: David F. Knapfel, Treasurer,
    Chief Financial Officer,
    Treasurer and Principal
    Accounting Officer, Secretary
    and Director




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